Exhibit 8

      Set forth below is a list of the consolidated subsidiaries of National Bank of Greece S.A., their jurisdiction of incorporation, and the names under which they do business. The subsidiaries below are grouped by their primary operating area.

	Bank’s Participation

Primary Operating Area	Direct	Indirect	Total

International banking activities
Atlantic Bank of New York (New York, USA)	100.00%	—	100.00%
National Bank of Greece (Canada)	100.00%	—	100.00%
The South African Bank of Athens Ltd. (South Africa)	85.49%	13.60%	99.09%
National Bank of Greece Cyprus Ltd. (Cyprus)	100.00%	—	100.00%
Stopanska Banka A.D. (Former Yugoslavia Republic of Macedonia)	71.20%	—	71.20%
United Bulgarian Bank (UBB) (Bulgaria)	89.91%	—	89.91%
Investment banking and venture capital
NBG Venture Capital S.A. (Greece)	—	100.00%	100.00%
National Development of Northern Greece S.A. (Greece)	65.00%	—	65.00%
NBG Balkan Fund Ltd. (Cyprus)	100.00%	—	100.00%
NBG Greek Fund Ltd. (Cyprus)	100.00%	—	100.00%
ETEBA Emerging Markets Fund Ltd. (Cyprus)	100.00%	—	100.00%
ETEBA Estate Fund Ltd. (Cyprus)	100.00%	—	100.00%
ETEBA Venture Capital Management S.A. (Cyprus)	100.00%	—	100.00%
NBG International (United Kingdom)	100.00%	—	100.00%
ETEBA Bulgaria A.D. Sofia (Bulgaria)	92.00%	8.00%	100.00%
ETEBA Romania S.A. (Romania)	100.00%	—	100.00%
ETEBA Advisory (Romania)	—	100.00%	100.00%
Innovative Ventures S.a. (I-Ven) (Greece)	—	100.00%	100.00%
Financial services
National Securities S.A. (Greece)	100.00%	—	100.00%
Ethniki Kefalaiou S.A. (Greece)	100.00%	—	100.00%
Diethniki S.A. (Greece)	81.00%	19.00%	100.00%
National Management and Organization Company S.A. (Greece)	100.00%	—	100.00%
Ethniki Leasing S.A. (Greece)	93.33%	6.67%	100.00%
Ethniki Mutual Fund Management S.A. (Greece)	100.00%	—	100.00%
National Securities Cyprus (Ethnosecurities) (Cyprus)	—	100.00%	100.00%
NBGI Inc. (New York USA)	—	100.00%	100.00%
NBGI Private Equity Limited (United Kingdom)	—	100.00%	100.00%
NBG Finance (United Kingdom)	100.00%	—	100.00%
Interlease A.D. Sofia (Bulgaria)	87.50%	—	87.50%
NBGI Jersey Ltd. (Jersey)	—	100.00%	100.00%
NBG Luxembourg (Luxembourg)	94.67%	5.33%	100.00%
NBG Luxfinance (Luxembourg)	94.67%	5.33%	100.00%
NBG Asset Management (France)	100.00%	—	100.00%
NBG International Asset Management (France)	100.00%	—	100.00%
Insurance
NBG Bancassurance S.A. (Greece)	99.70%	0.30%	100.00%
Ethniki Hellenic General Insurance (Greece)	73.54%	0.84%	74.38%
Business consulting
Ethnodata (Greece)	98.41%	1.59%	100.00%
NBG Training Center S.A. (Greece)	98.00%	2.00%	100.00%
Selected non-banking participations
NBG Management Services (Cyprus)	100.00%	—	100.00%
National Real Estate (Greece)	79.54%	0.60%	80.14%
DIONISOS S.A. (Greece)	—	99.86%	99.86%
KADMOS S.A. (Greece)	98.17%	1.83%	100.00%
EKTENEPOL Construction Company (Greece)	—	100.00%	100.00%
Mortgage, Tourist PROTYPOS S.A. (Greece)	—	100.00%	100.00%
ERMIONI S.A. (Greece)	99.91%	0.09%	100.00%
GRAND HOTEL SUMMER PALACE S.A. (Greece)	100.00%	—	100.00%
Hellenic Tourist Constructions S.A. (Greece)	—	77.76%	77.76%
OLYMPIAS Tourism-Hotels S.A. (Greece)	100.00%	—	100.00%
ASTIR PALACE VOULIAGMENIS S.A. (Greece)	76.71%	1.25%	77.96%
ASTIR ALEXANDROUPOLIS S.A. (Greece)	100.00%	—	100.00%
National Art S.A. (under liquidation) (Greece)	100.00%	—	100.00%